Registration No. 333-[  ]
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
GALECTIN THERAPEUTICS INC.
(Exact name of registrant as specified in its charter)
Nevada	2834	04-3562325
(State or other jurisdiction of incorporation or organization)	(Primary SIC Number)	(I.R.S. Employer Identification No.)
4960 Peachtree Industrial Blvd., Suite 240
Norcross, Georgia 30071
(678) 620-3186
(Address, including zip code, and telephone number, including area code, of principal executive offices)
Joel Lewis
Chief Executive Officer and President
Galectin Therapeutics Inc.
4960 Peachtree Industrial Blvd., Suite 240
Norcross, Georgia 30071
(678) 620-3186
(Name, address, including zip code, and telephone number, including area code, of agent for service)
With a copy to:
Robert E. Tritt, Esq. Dentons US LLP 303 Peachtree Street, NE Suite 5300 Atlanta, GA 30308 (404) 527-8130	Brian Lee, Esq. Dentons US LLP 1221 Avenue of the Americas New York, NY New York, NY 10020 (212) 768-6926
Approximate date of commencement of proposed sale of the securities to the public: From time to time, after the effective date of this Registration Statement.
If the only securities being registered on the Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐
The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
This registration statement contains two prospectuses:
•	a base prospectus which covers the offering, issuance and sale by us of up to $100,000,000 of our common stock, warrants, and rights; and
•
a sales agreement prospectus covering the offering, issuance and sale by us of up to a maximum aggregate offering price of $35,967,000 of our common stock that may be issued and sold under an At The Market Issuance Sales Agreement we have entered into with H.C. Wainwright & Co., LLC on May 11, 2020 as sales agent. As of the date of this prospectus, common stock having a maximum aggregate offering price of $35,967,000 may be offered and sold pursuant to such At The Market Issuance Sales Agreement.

The base prospectus immediately follows this explanatory note. The specific terms of the securities offered pursuant to the base prospectus are specified in the sales agreement prospectus immediately following the base prospectus.

The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED APRIL 14, 2023
PROSPECTUS

Common Stock
Warrants
Rights

We may offer and sell, from time to time, common stock, warrants, rights, and a combination thereof, at prices and on terms to be determined by market conditions and other factors at the time of our offerings. We refer to the common stock, the warrants and the rights collectively as the “securities.” We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis, in amounts, at prices and at terms to be determined by market conditions and other factors at the time of our offerings. The aggregate initial offering price of all securities sold by us under this prospectus will not exceed $100,000,000.
This prospectus describes only the general terms of the securities and the general manner in which we will offer the securities. The specific terms of any securities that we may offer will be included in a supplement to this prospectus. The prospectus supplement will describe the specific manner in which we will offer the securities and also may add, update or change information contained in this prospectus. The names of any underwriters, dealers and agents and the specific terms of a plan of distribution will be stated in the prospectus supplement. You should carefully read this prospectus and any prospectus supplement before you invest. You should also read the documents to which we refer in the “Where You Can Find More Information” and “Incorporation By Reference” sections of this prospectus and any prospectus supplement for information on us and our financial statements. This prospectus may not be used to consummate sales of our securities unless it is accompanied by a prospectus supplement.
Our common stock is listed on The NASDAQ Capital Market under the symbol “GALT”. The last reported sale price of our common stock on April 13, 2023 was $2.04 per share.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISKS. SEE “RISK FACTORS” ON PAGE 7 OF THIS PROSPECTUS AND IN THE OTHER DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND THE APPLICABLE PROSPECTUS SUPPLEMENT TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE BUYING OUR SECURITIES.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is     , 2023

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell in one or more offerings, up to $100,000,000 of the securities described in this prospectus. This prospectus generally describes Galectin Therapeutics, Inc. and the securities we may offer. Each time we sell securities offered by this prospectus, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering and the securities being offered. The prospectus supplement may include additional risk factors or other special considerations applicable to those securities and may also add, update or change information in this prospectus. Additional information, including our financial statements and the notes thereto, is incorporated in this prospectus by reference to our reports filed with the SEC. Please read “Where You Can Find More Information” and “Incorporation by Reference” below. You are urged to read this prospectus and any prospectus supplements relating to the securities offered to you, together with the additional information described below under “Where You Can Find More Information” and “Incorporation By Reference,” carefully before investing in our securities. To the extent information in this prospectus is inconsistent with information contained in a prospectus supplement, you should rely on the information in the prospectus supplement.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. The information in this prospectus is accurate as of its date. You should not assume that the information contained in this prospectus is accurate as of any other date.
Unless the context otherwise requires, all references to “Galectin Therapeutics,” “we,” “us,” “our,” “company,” or “Company” in this prospectus refer to Galectin Therapeutics Inc., a Nevada corporation, and its subsidiaries, and their respective predecessor entities for the applicable periods, considered as a single enterprise.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly, current reports, proxy statements and other information with the SEC. Our SEC filings, including the registration statement and the exhibits and schedules thereto are available to the public on the SEC’s website at http://www.sec.gov. You can also access our SEC filings through our website at www.galectintherapeutics.com. Except as expressly set forth below, we are not incorporating by reference the contents of the SEC website or our website into this prospectus.
The SEC allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus.
Information that we file later with the SEC will automatically update and supersede this information. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any documents previously incorporated by reference have been modified or superseded. See “Incorporation by Reference.”
Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K.
You may request a copy of these filings and any exhibit incorporated by reference in these filings at no cost, by writing or telephoning us at the following address or number:
Galectin Therapeutics, Inc.
4960 Peachtree Industrial Blvd., Suite 240
Norcross, Georgia 30071
Attention: Jack W. Callicutt, Chief Financial Officer
Tel.: (678) 620-3186
E-mail: ir@galectintherapeutics.com

INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information we file with them, which means that we can disclose important information to you by referring to those documents. Any statement contained or incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference into this prospectus the following documents:
•	Our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 30, 2023;
•	Our Current Reports on Form 8-K filed with the SEC on March 2, 2023 and January 5, 2023; and
•
The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on September 9, 2003, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or reports filed for the purpose of updating that description, including Amendment No 1 to Form 8-A filed with the SEC on March 22, 2012.

We also incorporate by reference the information contained in all other documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (other than portions of these documents that are deemed to have been furnished and not filed in accordance with SEC rules, including current reports on Form 8-K furnished under Item 2.02 and Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01)), (i) after the date of the initial registration statement and prior to effectiveness of the registration statement and (ii) after the date of this prospectus and until the completion or termination of each offering under this prospectus.
You should rely only on the information contained in or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with any information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information incorporated by reference or provided in this prospectus or any prospectus supplement is accurate as of any date other than its respective date.
We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus.
You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost, by contacting:
Galectin Therapeutics, Inc.
4960 Peachtree Industrial Blvd., Suite 240
Norcross, Georgia 30071
Attention: Jack W. Callicutt, Chief Financial Officer
Tel.: (678) 620-3186
E-mail: ir@galectintherapeutics.com

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements made herein that look forward in time or express management’s expectations or beliefs with respect to the occurrence of future events are forward-looking statements as defined under Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created therein for forward-looking statements. Such statements include, but are not limited to, statements concerning our anticipated operating results, research and development, clinical trials, regulatory proceedings, and financial resources, and can be identified by use of words such as, for example, “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and “would,” “should,” “could” or “may.” All statements, other than statements of historical facts, included herein that address activities, events, or developments that the Company expects or anticipates will or may occur in the future, are forward-looking statements, including statements regarding:
•	our early stage of development;
•	we have incurred significant operating losses since our inception and cannot assure you that we will generate revenue or profit;
•	our dependence on additional outside capital;
•	we may be unable to enter into strategic partnerships for the development, commercialization, manufacturing and distribution of our proposed product candidates;
•	uncertainties related to our technology and clinical trials;
•	we may be unable to demonstrate the efficacy and safety of our developmental product candidates in human trials;
•	we may be unable to improve upon, protect and/or enforce our intellectual property;
•
we are subject to extensive and costly regulation by the U.S. Food and Drug Administration (FDA) and by foreign regulatory authorities, which must approve our product candidates in development and could restrict the sales and marketing and pricing of such products;

•	competition and stock price volatility in the biotechnology industry;
•	limited trading volume for our stock, concentration of ownership of our stock, and other risks detailed herein and from time to time in our SEC reports; and
•
other risks detailed herein and from time to time in our SEC reports, including our Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2022, and our subsequent SEC filings.

We caution investors that actual results or business conditions may differ materially from those projected or suggested in forward-looking statements as a result of various factors including, but not limited to, those described above and in the Risk Factors section of our annual report on Form 10-K for the year ended December 31, 2022, and our subsequent SEC filings. All forward-looking statements contained or incorporated by reference in this prospectus are expressly qualified in their entirety by these cautionary statements. Unless required by law, we undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

THE COMPANY
We are a clinical stage biopharmaceutical company engaged in drug research and development to create new therapies for fibrotic disease, cancer and selected other diseases. Our drug candidates are based on our method of targeting galectin proteins, which are key mediators of biologic and pathologic functions. We use naturally occurring, readily-available plant products as the starting material in manufacturing processes to create proprietary, patented complex carbohydrates with specific molecular weights and other pharmaceutical properties. These complex carbohydrate molecules are appropriately formulated into acceptable pharmaceutical formulations. Using these unique carbohydrate-based candidate compounds that largely bind and inhibit galectin proteins, particularly galectin-3, we are undertaking the focused pursuit of therapies for indications where galectin proteins have a demonstrated role in the pathogenesis of a given disease. We focus on diseases with serious, life-threatening consequences and those where current treatment options are limited specifically in NASH (non-alcoholic steatohepatitis) with cirrhosis and certain cancer indications. Our strategy is to establish and implement clinical development programs that add value to our business in the shortest period of time possible and to seek strategic partners when one of our programs becomes advanced and requires significant additional resources.
Our lead galectin-3 inhibitor is belapectin (GR-MD-02), which has been demonstrated in preclinical models to reverse liver fibrosis and cirrhosis and in clinical studies to decrease portal hypertension and prevent its complication: the development of esophageal varices. Belapectin has the potential to treat many diseases due to galectin-3’s involvement in multiple key biological pathways such as fibrosis, immune cell function and immunity, cell differentiation, cell growth, and apoptosis (cell death). The importance of galectin-3 in the fibrotic process is supported by experimental evidence. Animals with the galectin-3 gene “knocked-out” can no longer develop fibrosis in response to experimental stimuli compared to animals with an intact galectin-3 gene. We are using our galectin-3 inhibitor to treat advanced liver fibrosis and liver cirrhosis in NASH patients. We have completed two Phase 1 clinical studies, a Phase 2 clinical study in NASH patients with advanced fibrosis (NASH-FX) and a second Phase 2b clinical trial in NASH patients with compensated cirrhosis and portal hypertension (NASH-CX).
In February 2023, we completed randomizations totaling 357 patients in a large, global Phase 2b/3 clinical trial. Our study protocol was filed with the FDA on April 30, 2020, for a seamless adaptively designed Phase 2b/3 clinical study, the NAVIGATE trial, evaluating the safety and efficacy of our galectin-3 inhibitor, belapectin, for the prevention of esophageal varices in patients with non-alcoholic steatohepatitis (NASH) cirrhosis (Further details are available at www.clinicaltrials.gov under study NCT04365868); this study began enrolling patients in Q2-2020. In September 2020, the Company received a letter from the FDA providing comments, asking questions and providing guidance on various aspects of the ongoing NAVIGATE trial. These comments were addressed, and the study proceeded accordingly.
Additionally, a study protocol entitled “A Single-dose, Open-label, Pharmacokinetic Study of Belapectin (GR-MD-02) in Subjects With Normal Hepatic Function and Subjects With Varying Degrees of Hepatic Impairment” has been filed with the FDA to examine the effects of the drug in subjects with normal hepatic function and subjects with varying degrees of hepatic impairment (study details are listed under study NCT04332432 on www.clinicaltrials.gov); this study became fully enrolled in February 2022.
We endeavor to leverage our scientific and product development expertise as well as established relationships with outside sources to achieve cost-effective and efficient drug development. These outside sources, amongst others, provide us with expertise in preclinical models, pharmaceutical development, toxicology, clinical trial operations, pharmaceutical manufacturing, including physical and chemical drug characterization, and commercial development. We also have established through our majority-owned joint venture subsidiary, Galectin Sciences LLC, a discovery program developing small molecules that inhibit galectin-3 and may afford alternative drug delivery (e.g., oral) and as a result expand the potential uses of galectin-3 inhibitor beyond belapectin. Three chemical series of composition of matter patents have been filed.
We are also pursuing a development pathway to clinical enhancement and commercialization for our lead compounds in immuno-oncology following our previous successful collaboration with Providence Portland Cancer Center. In 2022, we filed a new IND with FDA for advanced or metastatic head and neck cancer using belapectin in combination with a checkpoint (PD-1) inhibitor and received a Study May Proceed letter. The proposed phase 2 trial commencement is dependent on timing of financing.

All of our proposed products are presently in development, including pre-clinical and clinical trials.
We were founded in July 2000 as Pro-Pharmaceuticals, Inc., a Massachusetts corporation. On April 25, 2001, DTR-Med Pharma Corp. (“DTR”), which was incorporated in Nevada on January 26, 2001, entered into a stock exchange agreement with Pro-Pharmaceuticals, Inc., whereby DTR acquired all of the outstanding shares of common stock of Pro-Pharmaceuticals, Inc. On May 10, 2001, DTR changed its name to “Pro-Pharmaceuticals, Inc.” and on June 7, 2001, the Massachusetts corporation was merged into the Nevada corporation. On May 26, 2011, Pro-Pharmaceuticals, Inc. changed its name to “Galectin Therapeutics Inc.” In October 2012, we moved our headquarters to a suburb of Atlanta, GA to be closer to a center of discovery collaboration while maintaining a laboratory operation in the Boston area.
Principal Executive Offices
Our principal executive offices are located at 4960 Peachtree Industrial Blvd., Suite 240, Norcross, Georgia 30071. Our telephone number is (678) 620-3186, fax number is (770) 864-1327 and our website address is www.galectintherapeutics.com. The information on our website is not incorporated by reference into this prospectus and should not be relied upon with respect to this offering.

RISK FACTORS
Investing in our securities involves risks. You should carefully consider the risk factors described in Part I—Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2022, and our other reports filed from time to time with the SEC, which are incorporated by reference into this prospectus, as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act, as well as any prospectus supplement relating to a specific security. Before making any investment decision, you should carefully consider these risks, as well as other information we include or incorporate by reference in this prospectus or in any applicable prospectus supplement. For more information, see the section entitled “Where You Can Find More Information” on page 2 of this prospectus. These risks could materially affect our business, results of operations or financial condition and affect the value of our securities. You could lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, results of operations or financial condition.

USE OF PROCEEDS
Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, which may include working capital, research and development, clinical trial expenditures, acquisitions of new technologies and investments, and the repayment or redemption of preferred stock. Additional information on the use of net proceeds from the sale of securities offered by this prospectus may be set forth in the prospectus supplement relating to that offering.

DESCRIPTION OF SECURITIES
Common Stock
We currently have authorized 150,000,000 shares of common stock, par value $0.001 per share, and 20,000,000 undesignated shares, par value $0.01 per share. As of March 15, 2023, there were 59,462,041 shares of common stock outstanding. In addition, as of March 15, 2023, of the undesignated shares, 1,742,500 shares have been designated for Series A 12% Convertible Preferred Stock, of which 1,260,000 are issued and outstanding, and 1,000 shares have been designated for Series C Super Dividend Convertible Preferred Stock, of which 176 are issued and outstanding. The Company also had designated 2,508,000 shares as Series B Preferred Stock, all of which were previously issued but were converted into common stock on January 11, 2019, and are no longer outstanding. The Company also earlier designated 12,748,500 shares as Common Stock—Class W, but none of such shares has ever been issued. Holders of our common stock have no preemptive rights, and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of our common stock are fully paid and non-assessable.
The following summary of the terms of our common stock is subject to and qualified in its entirety by reference to our Articles of Incorporation and by-laws, copies of which are on file with the SEC as exhibits to previous SEC filings. Please refer to the section entitled “Where You Can Find More Information” for directions on obtaining these documents.
Voting Rights. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders, including, without limitation, the election of our board of directors. Our stockholders have no right to cumulate their votes in the election of directors.
Dividends. Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of our common stock are entitled to receive ratably those dividends declared from time to time by the board of directors. We have never declared or paid any cash dividends on our common stock, and we do not currently intend to pay any cash dividends on our common stock for the foreseeable future. We expect to retain future earnings, if any, to fund the development and growth of our business. Any future determination to pay dividends on our common stock will be at the discretion of our board of directors and will depend upon, among other factors, our financial condition, operating results, current and anticipated cash needs, plans for expansion and other factors that our board of directors may deem relevant.
Rights Upon Liquidation. Subject to preferences that may apply to shares of preferred stock outstanding at the time, in the event of liquidation, dissolution or winding up, holders of our common stock, pari passu with the holders, if any, of Common Stock (Class W) are entitled to share ratably in assets remaining after payment of liabilities.
Anti-Takeover Effects of Certain Provisions of Nevada Law
Effect of Nevada Anti-takeover Statute. We are subject to Section 78.438 of the Nevada Revised Statutes, an anti-takeover law. In general, Section 78.438 prohibits a Nevada corporation from engaging in any combination with any interested stockholder for a period of two years following the date that the stockholder became an interested stockholder, unless the combination (the “Proposed Combination”) meets all of the requirements of the Nevada corporation’s articles of incorporation; and (a) the board of directors of the corporation approved either the combination or the transaction that resulted in the stockholder becoming an interested stockholder prior to such combination or transaction’s consummation; or (b) the Proposed Combination is approved by the board of directors of the corporation and, at or after that time, the Proposed Combination is approved at an annual or special meeting of the stockholders of the corporation (and not by written consent) by the affirmative vote of at least 60% of the outstanding voting power of the corporation not beneficially held by the interested stockholder or the affiliates or associates of the interested stockholder. Section 78.439 of the Nevada Revised Statutes provides that a Proposed Combination after the two year period following the date that the stockholder becomes an interested stockholder may also be prohibited unless (a) the Proposed Combination meets all of the requirements of the corporation’s articles of incorporation and: (b) (i) the combination or the transaction by which the stockholder became an interested stockholder was first approved by the corporation’s board of directors prior to the time at which that combination or transaction was consummated; (ii) the Proposed

Combination is approved by a majority of the outstanding voting power of the Nevada corporation not beneficially owned by the interested stockholder or any affiliate or associate of the interested stockholder; or (iii) the Proposed Combination meets the requirements specified in Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes.
Section 78.416 of the Nevada Revised Statutes defines “combination” to include the following:
•
any merger or consolidation involving the corporation (or any subsidiary of the corporation) and (i) the interested stockholder or (ii) any other entity which is, or after and as a result of the merger or consolidation would be, an affiliate or associate of the interested stockholder;

•
any sale, transfer, pledge or other disposition of the assets of the corporation (or a subsidiary thereof) involving the interested stockholder or any affiliate or associate of the interested stockholder where the assets transferred (a) have an aggregate market value equal to more than 5% of the aggregate market value of all of the corporation’s assets, determined on a consolidated bases; (b) have an aggregate market value equal to more than 5% of the aggregate market value of all outstanding voting shares of the corporation; or (c) represent more than 10% of the earning power or net income of the corporation, determined on a consolidated basis;

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subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation with a market value of 5% or more of the value of the outstanding shares of the corporation;

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the adoption of any plan or proposal for the liquidation or dissolution of the corporation under any agreement, arrangement or understanding (whether or not in writing) with the interested stockholder or any affiliate or associate of the interested stockholder;

•
any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder or any affiliate or associate of the interested stockholder; or

•
the receipt by the interested stockholder or any affiliate or associate of the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 78.423 of the Nevada Revised Statutes defines an “interested stockholder” as any person other than the corporation or a subsidiary thereof who is (a) the beneficial owner, directly or indirectly of the beneficial owner beneficially owning, directly or indirectly, 10% or more of the outstanding voting stock of the corporation; or (b) an affiliate or associate of the corporation and who at any time during the 2-year period prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the outstanding voting stock of the corporation.
Section 78.412 of the Nevada Revised Statutes defines an “affiliate” as a person that directly or indirectly through one or more intermediaries, is controlled by, or is under common control with, a specified person.
Section 78.413 of the Nevada Revised Statutes states that “associate,” when used to indicate a relationship with any person means: (i) any corporation or organization of which that person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of voting shares; (ii) any trust or other estate in which that person has a substantial beneficial interest or as to which that person serves as a trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of that person, or any relative of the spouse, who has a common principal residence with that person.
Control Share Acquisitions. Sections 78.378 through 78.3793 of the Nevada Revised Statutes limit the voting rights of certain acquired shares in a Nevada corporation (an “issuing corporation”) that (i) has 200 or more stockholders, at least 100 of which are Nevada residents and (ii) conducts business in Nevada. Specifically, if the acquisition results in ownership of: (i) twenty percent or more but less than thirty-three percent; (ii) thirty-three percent or more but less than fifty percent; or (iii) fifty percent or more, as applicable, of the issuing corporation’s then outstanding voting power with respect to the election of directors, then the securities acquired in such acquisition are denied voting rights unless the acquisition is approved by (i) the holders of a majority of the issuing corporation’s voting power; and (ii) the holders of a majority of each class or series of stock if the acquisition would adversely affect or change any preference of any relative or other right given to any such class or series. Unless an issuing corporation’s articles of incorporation or bylaws then in effect provide otherwise: (i) not less than all of the voting securities of the issuing corporation acquired by the acquiring person may be redeemable by an issuing corporation at the average price paid for the securities within 30 days if (x) the acquiring person has not given a timely offeror’s statement to the issuing corporation in accordance with Section 78.3789 of the Nevada Revised Statutes or (y) the issuing corporation’s stockholders vote not to grant voting rights to the acquiring person’s securities, and (ii) if the issuing corporation’s stockholders vote to accord voting rights to the securities acquired by acquiring person, then any stockholder of the issuing corporation who voted against granting voting rights to the acquiring person may demand the purchase from an issuing corporation, for fair value, all or any portion of his securities. These provisions do not apply to acquisitions made pursuant to the laws of descent and distribution, the enforcement of a judgment, or the satisfaction of a security interest, or made in connection with certain mergers or reorganizations.
Warrants
We may issue warrants to purchase our common stock. We may issue warrants independently or together with another security. The warrants may be attached to or separate from the other security being offered. We may issue the warrants as stand-alone warrants or under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in the applicable prospectus supplement.
The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:
•	the title of the warrants;
•	the designation and terms of the common stock for which the warrants are exercisable;
•	the designation and terms of the common stock, if any, with which the warrants are to be issued and the number of warrants issued with the common stock;
•	the price or prices at which the warrants will be issued, if any;
•	the aggregate number of warrants;
•	the number of shares of common stock that may be purchased upon exercise of the warrants and the exercise price for the warrants;
•	any provisions for adjustment of the number or amount of shares of common stock receivable upon exercise of the warrants or the exercise price of the warrants;
•	any provisions with respect to a holder’s right upon a change in control or similar event;
•	if applicable, the date on and after which the warrants and the common stock purchasable upon exercise of the warrants will be separately transferable;
•	any provisions with respect to a holder’s right upon a change in control or similar event;
•	the dates on which the right to exercise the warrants will commence and expire;
•	if applicable, the maximum or minimum number of warrants that may be exercised at any time;
•	information with respect to book-entry procedures, if any;
•	if applicable, a discussion of material U.S. federal income tax considerations; and
•	any additional terms of the warrants, including the terms, procedures and limitations relating to the exchange, exercise and settlement of the warrants.
Warrant Agreements
We may issue the warrants in one or more series, either as stand-alone warrants or under one or more warrant agreements, each to be entered into between us and one or more banks, trust companies or other financial institutions, as warrant agent. We may add, replace, or terminate warrant agents from time to time. We may also choose to act as our own warrant agent.
The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. The warrant agent will not assume any obligation or relationship of agency or trust for or with any holders of those warrants. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms.
Form, Exchange, and Transfer
We may issue the warrants in registered form or bearer form. Warrants issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security. Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue warrants in non-global form, i.e., bearer form. If any warrants are issued in non-global form, warrant certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer, or exercise their warrants at the warrant agent’s office or any other office indicated in the applicable prospectus supplement or other offering material.
Exercise of Warrants
A warrant will entitle the holder to acquire an amount of common stock at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement or other offering material. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement or other offering material. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be redeemed as set forth in the applicable prospectus supplement or other offering material.
Warrants may be exercised as set forth in the applicable prospectus supplement or other offering material. Upon receipt of payment (if applicable) and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement or other offering material, we will forward, as soon as practicable, the common stock purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.
No Rights as Stockholders
Prior to the exercise of their warrants, holders of warrants will not have any rights of holders of the common stock purchasable upon such exercise and will not be entitled to dividend payments, if any, or voting rights of the common stock purchasable upon such exercise.
Rights
We may issue rights to purchase common stock or warrants. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the rights in such offering. The applicable prospectus supplement may add, update or change the terms and conditions of the rights as described in this prospectus.
The applicable prospectus supplement will describe the specific terms of any offering of rights for which this prospectus is being delivered, including the following:
•	the price, if any, per right;
•	the exercise price payable for common stock or warrants upon the exercise of the rights;
•	the number of rights issued or to be issued to each shareholder;
•	the number and terms of common stock or warrants which may be purchased per right;
•	the extent to which the rights are transferable;
•	any other terms of the rights, including the terms, procedures and limitations relating to the exchange and exercise of the rights;
•	the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expires;

•	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities; and
•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights.
Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the applicable securities purchased upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements with one or more underwriters or other purchasers, pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering, as described in the applicable prospectus supplement.
The description in the applicable prospectus supplement of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate, which will be filed with the SEC.

PLAN OF DISTRIBUTION
We may sell the securities covered by this prospectus in any of three ways (or in any combination):
•	to or through underwriters or dealers;
•	directly to a limited number of purchasers or to a single purchaser; or
•	through agents.
Each time we offer and sell securities, we will provide a prospectus supplement that will set forth the terms of the offering of the securities covered by this prospectus, including:
•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;
•	the purchase price of the securities and the proceeds we will receive from the sale;
•	any over-allotment options under which underwriters may purchase additional securities;
•	any underwriting discounts or commissions or agency fees and other items constituting underwriters’ or agents’ compensation;
•	the initial public offering price of the securities;
•	any discounts, commissions or concessions allowed or re-allowed or paid to dealers; and
•	any securities exchange or market on which the securities may be listed.
Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.
Underwriters or dealers may offer and sell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters or dealers are used in the sale of any securities, the securities will be acquired by such underwriters or dealers for their own account and may be resold from time to time in one or more transaction described above. We may offer the securities to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters or dealers. Subject to certain conditions, the underwriters or dealers will be obligated to purchase all the securities of the series offered by the prospectus supplement. We will describe the nature of any such relationship in the prospectus supplement, naming the underwriter or dealer.
We may use underwriters with whom we have a material relationship. We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Unless the prospectus supplement states otherwise, any agent will be acting on a best efforts basis for the period of its appointment.
We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The prospectus supplement will set forth the conditions to these contracts and any commissions we pay for solicitation of these contracts.
To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
LEGAL MATTERS
The validity of the shares of common stock being offered by this prospectus has been passed upon for Galectin Therapeutics Inc. by Dentons US LLP, Atlanta, Georgia.
EXPERTS
The consolidated financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2022, have been audited by Cherry Bekaert LLP, an independent registered public accounting firm, as stated in their report incorporated by reference herein, and have been so incorporated in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

The information in this prospectus supplement is not complete and may be changed. We may not sell the securities pursuant to this prospectus supplement until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED APRIL 14, 2023
PROSPECTUS SUPPLEMENT
(To prospectus dated    , 2023)
$35,967,000

Common Stock
We have entered into an At The Market Issuance Sales Agreement, or sales agreement, with H.C. Wainwright & Co., LLC, or Wainwright, relating to shares of our common stock offered by this prospectus supplement. In accordance with the terms of the sales agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $35,967,000 from time to time through Wainwright acting as our sales agent.
Our common stock is traded on The NASDAQ Capital Market, or Nasdaq, under the symbol “GALT.” The last reported sale price of our common stock on April 13, 2023 was $2.04 per share.
Sales of our common stock, if any, under this prospectus supplement will be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on or through Nasdaq or any other existing trading market in the United States for our common stock, sales made to or through a market maker other than on an exchange or otherwise, directly to Wainwright as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or in any other method permitted by law. If we and Wainwright agree on any method of distribution other than sales of shares of our common stock on or through Nasdaq or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act. Wainwright is not required to sell any specific number or dollar amount of securities but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
Wainwright will be entitled to compensation at a commission rate equal to 3.0% of the gross sales price per share sold. In connection with the sale of the common stock on our behalf, Wainwright may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Wainwright may be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Wainwright with respect to certain liabilities, including liabilities under the Securities Act or the Exchange Act of 1934, as amended, or the Exchange Act.

Investing in our securities involves significant risks. Please read the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page 5 of this prospectus supplement, and under similar headings in other documents filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

H.C. WAINWRIGHT & CO.
The date of this prospectus supplement is     , 2023

Prospectus Supplement
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ABOUT THIS PROSPECTUS SUPPLEMENT
This document is part of the registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process and consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add to, update or change information in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus. By using a shelf registration statement, we may offer shares of our common stock having an aggregate offering price of up to $35,967,000 from time to time under this prospectus supplement at prices and on terms to be determined by market conditions at the time of offering.
If information in this prospectus supplement is inconsistent with the accompanying prospectus or with any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, you should rely on this prospectus supplement. This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, the securities being offered and other information you should know before investing in our securities. You should also read and consider information in the documents we have referred you to in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation by Reference.”
You should rely only on this prospectus supplement, the accompanying prospectus, the documents incorporated or deemed to be incorporated by reference herein or therein and any free writing prospectus prepared by us or on our behalf. We have not, and the underwriters have not, authorized anyone to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We and the underwriters are not offering to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus, or incorporated by reference herein, is accurate as of any date other than as of the date of this prospectus supplement or the accompanying prospectus or any free writing prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of our securities. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
Unless otherwise indicated in this prospectus or the context otherwise requires, all references to “we,” “us,” “our,” “the Company,” and “Galectin” refer to Galectin Therapeutics Inc. and its subsidiaries.
No action is being taken in any jurisdiction outside the United States to permit a public offering of the securities or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement or the accompanying prospectus applicable to that jurisdiction.
S-ii

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights information contained elsewhere or incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our common stock. You should read this entire prospectus carefully, including the “Risk Factors” section contained in this prospectus, our consolidated financial statements and the related notes thereto and the other documents incorporated by reference in this prospectus.
Our Company
About Galectin Therapeutics Inc.
We are a clinical stage biopharmaceutical company engaged in drug research and development to create new therapies for fibrotic disease, cancer and selected other diseases. Our drug candidates are based on our method of targeting galectin proteins, which are key mediators of biologic and pathologic functions. We use naturally occurring, readily-available plant products as starting material in manufacturing processes to create proprietary, patented complex carbohydrates with specific molecular weights and other pharmaceutical properties. These complex carbohydrate molecules are appropriately formulated into acceptable pharmaceutical formulations. Using these unique carbohydrate-based candidate compounds that largely bind and inhibit galectin proteins, particularly galectin-3, we are undertaking the focused pursuit of therapies for indications where galectin proteins have a demonstrated role in the pathogenesis of a given disease. We focus on diseases with serious, life-threatening consequences and those where current treatment options are limited specifically in NASH (non-alcoholic steatohepatitis) with cirrhosis and certain cancer indications. Our strategy is to establish and implement clinical development programs that add value to our business in the shortest period of time possible and to seek strategic partners when one of our programs becomes advanced and requires significant additional resources.
Our lead galectin-3 inhibitor is belapectin (GR-MD-02), which has been demonstrated in preclinical models to reverse liver fibrosis and cirrhosis and in clinical studies to decrease portal hypertension and prevent its complication: the development of esophageal varices. Belapectin has the potential to treat many diseases due to galectin-3’s involvement in multiple key biological pathways such as fibrosis, immune cell function and immunity, cell differentiation, cell growth, and apoptosis (cell death). The importance of galectin-3 in the fibrotic process is supported by experimental evidence. Animals with the galectin-3 gene “knocked-out” can no longer develop fibrosis in response to experimental stimuli compared to animals with an intact galectin-3 gene. We are using our galectin-3 inhibitor to treat advanced liver fibrosis and liver cirrhosis in NASH patients. We have completed two Phase 1 clinical studies, a Phase 2 clinical study in NASH patients with advanced fibrosis (NASH-FX) and a second Phase 2b clinical trial in NASH patients with compensated cirrhosis and portal hypertension (NASH-CX).
In February 2023, we completed randomizations totaling 357 patients in a large, global Phase 2b/3 clinical trial. Our study protocol was filed with the FDA on April 30, 2020, for a seamless adaptively designed Phase 2b/3 clinical study, the NAVIGATE trial, evaluating the safety and efficacy of our galectin-3 inhibitor, belapectin, for the prevention of esophageal varices in patients with non-alcoholic steatohepatitis (NASH) cirrhosis (Further details are available at www.clinicaltrials.gov under study NCT04365868); this study began enrolling patients in Q2-2020. In September 2020, the Company received a letter from the FDA providing comments, asking questions and providing guidance on various aspects of the ongoing NAVIGATE trial. These comments were addressed, and the study proceeded accordingly.
Additionally, a study protocol entitled “A Single-dose, Open-label, Pharmacokinetic Study of Belapectin (GR-MD-02) in Subjects With Normal Hepatic Function and Subjects With Varying Degrees of Hepatic Impairment” has been filed with the FDA to examine the effects of the drug in subjects with normal hepatic function and subjects with varying degrees of hepatic impairment (study details are listed under study NCT04332432 on www.clinicaltrials.gov); this study became fully enrolled in February 2022.
We endeavor to leverage our scientific and product development expertise as well as established relationships with outside sources to achieve cost-effective and efficient drug development. These outside sources, amongst others, provide us with expertise in preclinical models, pharmaceutical development, toxicology, clinical trial operations, pharmaceutical manufacturing, including physical and chemical drug characterization, and commercial development. We also have established through our majority-owned joint venture subsidiary, Galectin Sciences LLC, a discovery program developing small molecules that inhibit galectin-3 and may afford alternative drug delivery (e.g., oral) and as a result expand the potential uses of galectin-3 inhibitor beyond belapectin. Three chemical series of composition of matter patents have been filed.
We are also pursuing a development pathway to clinical enhancement and commercialization for our lead compounds in immuno-oncology following our previous successful collaboration with Providence Portland Cancer Center. In 2022, we filed a new IND with FDA for advanced or metastatic head and neck cancer using belapectin in combination with a checkpoint (PD-1) inhibitor and received a Study May Proceed letter. The proposed phase 2 trial commencement is dependent on timing of financing.
All of our proposed products are presently in development, including pre-clinical and clinical trials.
We were founded in July 2000 as Pro-Pharmaceuticals, Inc., a Massachusetts corporation. On April 25, 2001, DTR-Med Pharma Corp. (“DTR”), which was incorporated in Nevada on January 26, 2001, entered into a stock exchange agreement with Pro-Pharmaceuticals, Inc., whereby DTR acquired all of the outstanding shares of common stock of Pro-Pharmaceuticals, Inc. On May 10, 2001, DTR changed its name to “Pro- Pharmaceuticals, Inc.” and on June 7, 2001, the Massachusetts corporation was merged into the Nevada corporation. On May 26, 2011, Pro-Pharmaceuticals, Inc. changed its name to “Galectin Therapeutics Inc.” In October, 2012, we moved our headquarters to a suburb of Atlanta, GA to be closer to a center of discovery collaboration while maintaining a laboratory operation in the Boston area.

THE OFFERING
Common stock offered by us pursuant to this prospectus
Shares of our common stock having an aggregate offering price of up to $35,967,000. Assuming, a sales price of $1.99 per share, which was the closing price on the Nasdaq Capital Market on March 28, 2023, we estimate that up to 18,073,869 shares may be issued. The actual number of shares issued and outstanding will vary depending on the price at which shares may be sold from time to time during this offering.
Manner of offering
“At the market offering” that may be made from time to time on The NASDAQ Capital Market or other market for our common stock in the U.S. through our sales agent, H.C. Wainwright & Co., LLC. See the section entitled “Plan of Distribution” on page 8 of this prospectus.
Use of proceeds
We intend to use the net proceeds of this offering for the continued development of our drug research and development programs, including clinical trial(s) for belapectin, and for general corporate purposes. See the section entitled “Use of Proceeds” on page 6 of this prospectus.
Risk factors
See “Risk Factors” beginning on page 5 of this prospectus supplement and the other information included in, or incorporated by reference into, our prospectus for a discussion of certain factors you should carefully consider before deciding to invest in shares of our common stock.
NASDAQ Capital Market symbol
GALT
The number of shares of our common stock to be outstanding immediately after this offering is based on 59,462,041 shares of our common stock outstanding as of March 15, 2023. The number of shares outstanding as of March 15, 2023 excludes:
•	11,557,964 shares issuable upon exercise of outstanding warrants with a weighted average exercise price of $4.37;
5,940,571 shares issuable upon conversion of convertible notes payable held by our chairman;
3,384,659 shares issuable upon conversion of convertible line of credit from our chairman;
•	6,545,561 shares issuable upon exercise of outstanding options with a weighted average exercise price of $2.68;
•	Zero shares reserved for issuance under our 2009 Incentive Compensation Plan and 1,722,006 shares reserved for issuance under our 2019 Omnibus Equity Incentive Plan; and
•	503,340 shares issuable upon the conversion of preferred stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements made herein that look forward in time or express management’s expectations or beliefs with respect to the occurrence of future events are forward-looking statements as defined under Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created therein for forward-looking statements. Such statements include, but are not limited to, statements concerning our anticipated operating results, research and development, clinical trials, regulatory proceedings, and financial resources, and can be identified by use of words such as, for example, “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and “would,” “should,” “could” or “may.” All statements, other than statements of historical facts, included herein that address activities, events, or developments that the Company expects or anticipates will or may occur in the future, are forward-looking statements, including statements regarding:
•	our early stage of development;
•	we have incurred significant operating losses since our inception and cannot assure you that we will generate revenue or profit;
•	our dependence on additional outside capital;
•	we may be unable to enter into strategic partnerships for the development, commercialization, manufacturing and distribution of our proposed product candidates;
•	uncertainties related to our technology and clinical trials;
•	we may be unable to demonstrate the efficacy and safety of our developmental product candidates in human trials;
•	we may be unable to improve upon, protect and/or enforce our intellectual property;
•
we are subject to extensive and costly regulation by the U.S. Food and Drug Administration (FDA) and by foreign regulatory authorities, which must approve our product candidates in development and could restrict the sales and marketing and pricing of such products;

•	competition and stock price volatility in the biotechnology industry;
•	limited trading volume for our stock, concentration of ownership of our stock, and other risks detailed herein and from time to time in our SEC reports; and
•
other risks detailed herein and from time to time in our SEC reports, including our Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2022, and our subsequent SEC filings.

We caution investors that actual results or business conditions may differ materially from those projected or suggested in forward-looking statements as a result of various factors including, but not limited to, those described above and in the Risk Factors section of our annual report on Form 10-K for the year ended December 31, 2022, and our subsequent SEC filings. All forward-looking statements contained or incorporated by reference in this prospectus are expressly qualified in their entirety by these cautionary statements. Unless required by law, we undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

RISK FACTORS
Investment in our common stock involves risks. Before deciding whether to invest in our common stock, you should consider carefully the risk factors discussed below and those contained in the section entitled “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC on March 30, 2023, which is incorporated herein by reference in its entirety, as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC. If any of the risks or uncertainties described in our SEC filings actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.
Risks Associated with this Offering
We have broad discretion in the use of the net proceeds of this offering and may not use them effectively.
We intend to use the net proceeds from this offering for general corporate purposes and to commence or continue clinical trials of our product candidates, including our clinical trials for belapectin. However, our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. The failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our common stock to decline and delay the development of our product candidates.
You will experience immediate and substantial dilution.
The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate of 18,073,869 shares of our common stock are sold at a price of $1.99 per share, the last reported sale price of our common stock on the Exchange on March 28, 2023, for aggregate gross proceeds of approximately $36 million, and after deducting commissions and estimated offering expenses payable by us, you will experience immediate dilution of $1.96 per share, representing the difference between our as adjusted net tangible book value per share as of December 31, 2022 after giving effect to this offering and the assumed offering price. The exercise of outstanding stock options and warrants, or the conversion of outstanding preferred stock into common stock, will result in further dilution of your investment. See the section entitled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.
You may experience future dilution as a result of future equity offerings.
In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.
The common stock offered hereby will be sold in “at-the-market” offerings, and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.
The actual number of shares we will issue under the sales agreement, at any one time or in total, is uncertain.
Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a sales notice to Wainwright at any time throughout the term of the sales agreement. The number of shares that are sold by Wainwright after we deliver a sales notice will fluctuate based on the market price of the common stock during the sales period and limits we set with Wainwright. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.

USE OF PROCEEDS
We may issue and sell shares of our common stock having aggregate sales proceeds of up to approximately $36 million from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We estimate that the net proceeds from the sale of the shares of common stock that we are offering may be up to approximately $34.9 million, after deducting Wainwright’s commission and estimated offering expenses payable by us.
We intend to use the net proceeds of this offering for the continued development of our drug research and development programs, including the current NAVIGATE trial for belapectin, and for general corporate purposes.
DIVIDEND POLICY
We have never declared or paid any cash dividends on our common stock. We currently intend to retain any future earnings and do not expect to declare or pay any cash dividends in the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors considers relevant.
DILUTION
If you invest in our common stock, your interest will be diluted to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our common stock immediately after this offering. Our net tangible book value of our common stock as of December 31, 2022 was approximately $(33) million, or approximately $(0.55) per share of common stock based upon 59,426,005 shares outstanding. Net tangible book value per share is equal to our total tangible assets, less our total liabilities, divided by the total number of shares outstanding as of December 31, 2022.
After giving effect to the sale of our common stock in the aggregate amount of $35,967,000 at an assumed offering price of $1.99 per share, the last reported sale price of our common stock on The NASDAQ Capital Market on March 28, 2023, and after deducting estimated offering commissions payable by us, our net tangible book value as of December 31, 2022 would have been $2 million, or $0.03 per share of common stock. This represents an immediate increase in net tangible book value of $0.58 per share to our existing stockholders and an immediate dilution in net tangible book value of $1.96 per share to new investors in this offering.
The following table illustrates this calculation on a per share basis:
Assumed Offering price per share	$1.99
Net tangible book value per share as of December 31, 2022	$(0.55)
Increase in net tangible book value per share attributable to the offering	$0.58
As-adjusted net tangible book value per share after giving effect to the offering	$0.03
Dilution in net tangible book value per share to new investors	$1.96
The number of shares of our common stock to be outstanding immediately after this offering is based on 59,426,005 shares of our common stock outstanding as of December 31, 2022. The number of shares outstanding as of December 31, 2022 excludes:
•	11,557,964 shares issuable upon exercise of outstanding warrants with a weighted average exercise price of $4.37;

5,815,514 shares issuable upon conversion of convertible notes payable held by our chairman;

3,341,003 shares issuable upon conversion of convertible line of credit from our chairman;
•	5,745,561 shares issuable upon exercise of outstanding options with a weighted average exercise price of $2.90;
•	Zero shares reserved for issuance under our 2009 Incentive Compensation Plan and 1,966,279 shares reserved for issuance under our 2019 Omnibus Equity Incentive Plan; and
•	503,340 shares issuable upon the conversion of preferred stock.

The foregoing table does not give effect to the exercise of any outstanding options or warrants or the conversion of preferred stock to common stock. To the extent options and warrants are exercised, or to the extent preferred stock is converted to common stock, there may be further dilution to new investors.
The table above assumes for illustrative purposes that an aggregate of approximately 18,074,000 shares of our common stock are sold at a price of $1.99 per share, the last reported sale price of our common stock on The NASDAQ Capital Market on March 15, 2023, for aggregate gross proceeds of approximately $35,967,000. The shares, if any, sold in this offering will be sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $1.99 per share shown in the table above, assuming we sell the same aggregate proceeds of $35,967,000, would result in our as-adjusted net tangible book value per share after this offering to $0.03 per share and would increase the dilution in net tangible book value per share to new investors in this offering to $2.96 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price of $1.99 per share shown in the table above, assuming we sell the same aggregate proceeds of $35,967,000, would decrease our as-adjusted net tangible book value per share after this offering to $0.02 per share and would decrease the dilution in net tangible book value per share to new investors in this offering to $0.97 per share, after deducting commissions and estimated aggregate offering expenses payable by us.

PLAN OF DISTRIBUTION
We have entered into an At The Market Issuance Sales Agreement, or the sales agreement, with H.C. Wainwright & Co., LLC, or Wainwright, under which we may issue and sell our common stock from time to time through Wainwright acting as sales agent, subject to certain limitations, including the number of shares registered under the registration statement to which the offering relates. The sales, if any, of shares made under the sales agreement will be made by any method that is deemed an “at the market offering” as defined in Rule 415 promulgated under the Securities Act. If we and Wainwright agree on any method of distribution other than sales of shares of our common stock on or through the Nasdaq Capital Market or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act.
Each time we wish to issue and sell common stock under the sales agreement, we will notify Wainwright of the number of shares to be issued, the dates on which such sales are anticipated to be made, any minimum price below which sales may not be made and other sales parameters as we deem appropriate. Once we have so instructed Wainwright, unless Wainwright declines to accept the terms of the notice, Wainwright has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of Wainwright under the sales agreement to sell our common stock are subject to a number of conditions that we must meet. We may instruct Wainwright not to sell common stock if the sales cannot be effected at or above the price designated by us from time to time. We or Wainwright may suspend the offering of common stock upon notice and subject to other conditions.
We will pay Wainwright commissions for its services in acting as agent in the sale of common stock. Wainwright will be entitled to a commission in an amount equal to 3.0% of the gross proceeds from the sale of common stock offered hereby. In addition, we have agreed to reimburse Wainwright for fees and disbursements related to its legal counsel in an amount not to exceed $50,000. We estimate that the total expenses for the offering, excluding compensation payable to Wainwright under the terms of the sales agreement, will be approximately $97,480. Such fees and expenses were paid at the time of execution of the sales agreement in May 2020.
Settlement for sales of common stock will generally occur on the second business day following the date on which any sales are made, or on some other date that is agreed upon by us and Wainwright in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
In connection with the sale of the common stock on our behalf in this “at the market offering,”, Wainwright will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Wainwright will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Wainwright against certain civil liabilities, including liabilities under the Securities Act or the Exchange Act.
The offering of our common stock pursuant to the sales agreement will terminate upon the earlier of (i) the sale of all of our common stock provided for in this prospectus or (ii) termination of the sales agreement as provided therein.
Wainwright and its affiliates may in the future provide various investment banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, Wainwright will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus.
LEGAL MATTERS
The validity of the common stock offered hereby will be passed upon by Dentons US LLP, Atlanta, Georgia. Ellenoff Grossman & Schole LLP, New York, New York, is counsel for Wainwright in connection with this offering.
EXPERTS
The consolidated financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2022, have been audited by Cherry Bekaert LLP, an independent registered public accounting firm, as stated in their report incorporated by reference herein, and have been so incorporated in this prospectus in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We file reports with the SEC on an annual basis using Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. You may read and copy any such reports and amendments thereto at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 on official business days during the hours of 10:00 a.m. to 3:00 p.m. Please call the SEC at 1-800-SEC-0330 for information on the Public Reference Room. Additionally, the SEC maintains a website that contains annual, quarterly, and current reports, proxy statements, and other information that issuers (including us) file electronically with the SEC. The SEC’s website address is http://www.sec.gov. You can also obtain copies of materials we file with the SEC from our Internet website found at www.galectintherapeutics.com. Our stock is quoted on the NASDAQ Capital Market under the symbol “GALT.”
This prospectus is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the public reference room or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.
INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference into this prospectus certain information we file with it, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement. We incorporate by reference the documents listed below that we have previously filed with the SEC (excluding any portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):
•	our Annual Report on Form 10-K for the year ended December 31, 2022 filed on March 30, 2023;
•	our Current Reports on Form 8-K filed with the SEC on March 2, 2023 and January 5, 2023; and
•
the description of our Common Stock contained in our registration statement on Form 8-A filed with the SEC on September 9, 2003, including any amendments or reports filed for the purpose of updating such description, including Amendment No 1 to Form 8-A filed with the SEC on March 22, 2012.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the sale of all shares of Common Stock registered hereunder or the termination of the registration statement, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.
This prospectus supplement may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. You should rely only on the information incorporated by reference or provided in this prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date of this prospectus supplement or the date of the documents incorporated by reference in this prospectus supplement or the prospectus.
We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost, by contacting:
Galectin Therapeutics, Inc.
4960 Peachtree Industrial Blvd., Suite 240
Norcross, Georgia 30071
Attention: Jack W. Callicutt, Chief Financial Officer
Tel.: (678) 620-3186
E-mail: ir@galectintherapeutics.com

$35,967,000

Common Stock
PROSPECTUS SUPPLEMENT
H.C. Wainwright & Co.
    , 2023

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.	Other Expenses of Issuance and Distribution.
The following table sets forth all costs and expenses to be incurred by the Company in connection with the preparation and filing of this Registration Statement. All amounts shown are estimates except for the SEC registration fee. We will pay all expenses in connection with the distribution of the shares of common stock being registered hereby.
SEC Registration Fee	$3,232
FINRA Fee	$15,500
Accountants’ Fees and Expenses	$*
Legal Fees and Expenses	$*
Transfer Agent Fees and Expenses	$*
Miscellaneous	$*
Total Expenses	$*
*
Except for the SEC registration fee and FINRA filing fee, estimated expenses are not presently known. The foregoing sets forth the general categories of expenses that we anticipate we will incur in connection with the offering of securities under this registration statement. To the extent required, any applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of securities under the registration statement.

Item 15.	Indemnification of Directors and Officers.
The registrant’s By-laws, as amended to date, provide for indemnification of officers and directors to the fullest extent permitted by Section 7502 of Chapter 78 of the Nevada Revised Statutes (“NRS”) (as from time to time amended), provided such officer or director acts in good faith and in a manner which such person reasonably believes to be in or not opposed to the best interests of the registrant, and with respect to any criminal matter, had no reasonable cause to believe such person’s conduct was unlawful.
Section 78.7502 of the Nevada Revised Statutes states:
“1.
A corporation may indemnify pursuant to this subsection any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person:

(a)	Is not liable pursuant to NRS 78.138; or
(b)
Acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he or she had reasonable cause to believe that the conduct was unlawful.
2.
A corporation may indemnify pursuant to this subsection any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person:
(a)	Is not liable pursuant to NRS 78.138; or
(b)	Acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation.
Indemnification pursuant to this section may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of any appeals taken therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.
3.
Any discretionary indemnification pursuant to this section, unless ordered by a court or advanced pursuant to subsection 2 of NRS 78.751, may be made by the corporation only as authorized in each specific case upon a determination that the indemnification of a director, officer, employee or agent of a corporation is proper under the circumstances. The determination must be made by:

(a)	The stockholders;
(b)	The board of directors, by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; or
(c)	Independent legal counsel, in a written opinion, if:
(1)	A majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders; or
(2)	A quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained.”
The registrant’s By-laws also provide that to the fullest extent permitted by NRS 78.751 (as from time to time amended), the registrant shall pay the expenses of officers and directors of the Corporation incurred in defending a civil or criminal action, suit or proceeding, as they are incurred and in advance of the final disposition of such matter, upon receipt of an undertaking in form and substance acceptable to the board of directors for the repayment of such advances if it is ultimately determined by a court of competent jurisdiction that the officer or director is not entitled to be indemnified.
Section 78.751 of the Nevada Revised Statutes states:
1.	A corporation shall indemnify any person who is a director, officer, employee or agent to the extent that the person is successful on the merits or otherwise in defense of:
(a)
Any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; or

(b)	Any claim, issue or matter therein, against expenses actually and reasonably incurred by the person in connection with defending the action, including, without limitation, attorney's fees.
2.
Unless otherwise restricted by the articles of incorporation, the bylaws or an agreement made by the corporation, the corporation may pay the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by the corporation. The articles of incorporation, the bylaws or an agreement made by the corporation may require the corporation to pay such expenses upon receipt of such an undertaking. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.
3.	The indemnification pursuant to this section and NRS 78.7502 and the advancement of expenses authorized in or ordered by a court pursuant to this section:
(a)
Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in the person's official capacity or an action in another capacity while holding office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer finally adjudged by a court of competent jurisdiction, after exhaustion of any appeals taken therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, and such misconduct, fraud or violation was material to the cause of action.

(b)	Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.
4.
Unless the articles of incorporation, the bylaws or an agreement made by a corporation provide otherwise, if a person is entitled to indemnification or the advancement of expenses from the corporation and any other person, the corporation is the primary obligor with respect to such indemnification or advancement.

5.
A right to indemnification or to advancement of expenses arising under a provision of the articles of incorporation or any bylaw is not eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such act or omission has occurred.”

In addition, the registrant maintains directors’ and officers’ liability insurance which insures against liabilities that its directors and officers may incur in such capacities.
Reference is made to “Undertakings,” below, for the registrant’s undertakings in this registration statement with respect to indemnification of liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”).
Item 16.	Exhibits
See the Exhibit Index attached to this registration statement and incorporated herein by reference.
Item 17.	Undertakings.
(a) Rule 415 Offering. The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement;
(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;
(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:
(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this registration statement relating to the securities in this registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date; and

(5)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Filings Incorporating Subsequent Exchange Act Documents by Reference. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Request for Acceleration of Effective Date or Filing of Registration Statement Becoming Effective Upon Filing. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(d) That, for purposes of determining any liability under the Securities Act, (i) the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective and (ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Norcross, Georgia on April 14, 2023.
GALECTIN THERAPEUTICS INC.
(Registrant)

By:	/s/ Joel Lewis
Name:	Joel Lewis.
Title:	Chief Executive Officer and President (Principal Executive Officer)
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joel Lewis and Jack W. Callicutt and each of singly, his/her true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him/her and in his/her name, place and stead, in any and all capacities to sign any or all amendments (including, without limitation, post-effective amendments) to this Registration Statement, any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and any or all pre-effective or post-effective amendments thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or any substitute or substitutes for him, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.
Name	Title	Date

/s/ Joel Lewis	Chief Executive Officer and President (Principal Executive Officer)	April 14, 2023
Joel Lewis

/s/ Jack W. Callicutt	Chief Financial Officer (Principal Financial and Accounting Officer)	April 14, 2023
Jack W. Callicutt

/s/ Richard E. Uihlein	Chairman and Director	April 14, 2023
Richard E. Uihlein

/s/ Gilbert F. Amelio, Ph.D	Director	April 14, 2023
Gilbert F. Amelio, Ph.D.

/s/ James C. Czirr	Director	April 14, 2023
James C. Czirr

/s/ Kary Eldred	Director	April 14, 2023
Kary Eldred

/s/ Kevin D. Freeman	Director	April 14, 2023
Kevin D. Freeman, CFA

Name	Title	Date

/s/ Gilbert S. Omenn	Director	April 14, 2023
Gilbert S. Omenn, M.D., Ph.D.

/s/ Marc Rubin	Director	April 14, 2023
Marc Rubin, M.D.

/s/ Elissa J. Schwartz	Director	April 14, 2023
Elissa J. Schwartz, Ph.D.

/s/ Harold Shlevin	Director	April 14, 2023
Harold Shlevin, Ph.D.

/s/ Richard A. Zordani	Director	April 14, 2023
Richard A. Zordani

EXHIBIT INDEX
Exhibit No.	Description
1.1*	Form of Underwriting Agreement
1.2
At The Market Issuance Sales Agreement between Galectin Therapeutics Inc. and H.C. Wainwright & Co., LLC (incorporated by reference to the Company’s Shelf Registration Statement on Form S-3 dated May 11, 2020)

3.1	Amended and Restated Articles of Incorporation of Galectin Therapeutics Inc. (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on May 30, 2012).
3.2	Amended and Restated Bylaws of Galectin Therapeutics Inc. (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on September 27, 2016).
3.3
Certificate of Designation of Preferences, Rights and Limitations of Series A 12% Convertible Preferred Stock of Pro Pharmaceuticals, Inc., as filed with the Secretary of State of the State of Nevada on October 5, 2007. (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on October 9, 2007).

3.4
Amendment to Certificate of Designation of Preferences, Rights and Limitations of Series A 12% Convertible Preferred Stock of Pro Pharmaceuticals, Inc., as filed with the Secretary of State of the State of Nevada on May 15, 2017. (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on May 19, 2017).

3.5
Certificate of Designation of Preferences, Rights and Limitation of Series C Super Dividend Convertible Preferred Stock of Pro-Pharmaceuticals, Inc., as filed with the Secretary of State of Nevada on December 30, 2010 (incorporated by reference to the Company’s Current Report on Form 8-K as filed with the Commission on January 6, 2011).

3.6
Certificate of Change as filed with the Nevada Secretary of State on March 1, 2012 (incorporated by reference to the Company’s Current Report on Form 8-K as filed with the Commission on March 23, 2012).

3.7
Certificate of Designation of Preferences, Rights and Limitation of Common Stock (Class W), as filed with the Secretary of State of Nevada on February 13, 2017 (incorporated by reference to the Company’s Current Report on Form 8-K as filed with the Commission on February 17, 2017).

3.8
Amendment to Certificate of Designation of Preferences, Rights and Limitation of Common Stock (Class W), as filed with the Secretary of State of Nevada on May 15, 2017 (incorporated by reference to the Company’s Current Report on Form 8-K as filed with the Commission on May 19, 2017).

3.9
Amendment to the Amended and Restated Articles of Articles of Incorporation of Galectin Therapeutics Inc. (Incorporated by reference to Exhibit 3.7 of the Company Annual Report on Form 10-K, filed March 30, 2023)

4.1	Specimen certificate for shares of Common Stock (incorporated by reference to Exhibit 4.1 of the Company’s Form S-1 Registration Statement filed with the Commission on November 19, 2008)
5.1†	Opinion of Dentons US LLP
23.1†	Consent of Cherry Bekaert LLP (independent registered public accounting firm).
23.2†	Consent of Dentons US LLP (included in legal opinion filed as Exhibit 5.1).
24.1	Power of Attorney**
107†	Filing Fee Table
*	To the extent applicable, to be filed by an amendment or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended, and incorporated by reference herein.
†	Filed herewith.
**	Included on signature page filed herewith.